                                                                    EXHIBIT 10.4


                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT is made and entered into as of _____ day of ___________________, 20__, between PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation (the "Corporation"), and ________________ (the "Indemnitee").


                              W I T N E S S E T H:

         WHEREAS Indemnitee is a director of the Corporation, and in such capacity is performing a valuable service for the Corporation; and

         WHEREAS Indemnitee is willing to serve, continue to serve, and take on additional service for or on behalf of the Corporation on the condition that he be indemnified as herein provided; and

         WHEREAS it is intended that Indemnitee shall be paid promptly by the Corporation all amounts necessary to effectuate in full the indemnity provided herein:

         NOW, THEREFORE, in consideration of the premises and the covenants in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:


1.       CERTAIN DEFINITIONS.

         (a) References to the "Corporation" shall include any corporation which is a parent corporation or a subsidiary corporation with respect to PRG-Schultz International, Inc. within the meaning of Section 425(e) or (f) of the Internal Revenue Code of 1986, as amended, and shall also include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (b) "Disinterested Director" shall mean a director of the Corporation who is not a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

         (c) "Expenses" shall mean all direct and indirect costs (including, without limitation, attorneys' fees, retainers, court costs, transcripts, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or out-of-pocket expenses) actually and reasonably incurred in connection with a Proceeding or establishing or enforcing a right to indemnification under this Agreement, applicable law or otherwise; provided, however, that "Expenses" shall not include any Liabilities.

         (d) "Indemnification Period" shall mean the period of time during which Indemnitee shall continue to serve as a director or as an officer of the Corporation, and thereafter so long as Indemnitee shall be subject to any possible Proceeding arising out of acts or omissions of Indemnitee as a director or as an officer of the Corporation.

         (e) "Liabilities" shall mean liabilities of any type whatsoever including, but not limited to, any judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) of any Proceeding.

         (f) "Nonreimbursable Liability" shall mean any expenses or liability incurred in a proceeding in which Indemnitee is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

                  (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

                  (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

                  (iii) for the types of liability set forth in Georgia Business Corporation Code Section 14-2-832; and

                  (iv) for any transaction from which he received an improper personal benefit.

         (g) "Proceeding" shall mean any threatened, pending or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, whether formal or informal, including any appeal therefrom.

         (h) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Agreement.


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         2.       SERVICES BY INDEMNITEE. Indemnitee agrees to serve as a
director or officer of the Corporation so long as he is duly appointed or elected and qualified in accordance with the applicable provisions of the Articles of Incorporation and By-laws of the Corporation or any subsidiary of the Corporation and until such time as he resigns or fails to stand for election or is removed from his position. Indemnitee may at any time and for any reason resign or be removed from such position (subject to any other contractual obligation or other obligation imposed by operation of law), in which event the Corporation shall have no obligation under this Agreement to continue Indemnitee in any such position.

         3.       INDEMNIFICATION.

         (a) The Corporation shall indemnify Indemnitee whenever he is or was a party or is threatened to be made a party to any Proceeding, including without limitation any such Proceeding brought by or in the right of the Corporation, because he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or because of anything done or not done by Indemnitee in such capacity, against Expenses and Liabilities (including the costs of any investigation, defense, settlement or appeal) actually and reasonably incurred by Indemnitee or on his behalf in connection with such Proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The foregoing notwithstanding, in no event shall the Corporation indemnify Indemnitee against any Nonreimbursable Liability.

         (b) To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding, he shall be indemnified against Expenses and Liabilities actually and reasonably incurred by him in connection therewith.

         4. MANDATORY ADVANCEMENT OF EXPENSES. If in the judgment of the Board of Directors of the Corporation Indemnitee is reasonably likely to be entitled to indemnification pursuant to Section 3, all reasonable Expenses incurred by or on behalf of Indemnitee shall be advanced from time to time by the Corporation to Indemnitee within thirty (30) days after the Corporation's receipt of a written request for an advance of Expenses by Indemnitee, whether prior to or after final disposition of a Proceeding. The written request for an advancement of any and all Expenses under this Section shall contain reasonable detail of the Expenses incurred by Indemnitee. The foregoing notwithstanding, the Corporation shall not be obligated to advance Expenses hereunder unless it shall have received from Indemnitee (a) a written affirmation of Indemnitee's good faith belief that his conduct did not constitute behavior which could result in Nonreimbursable


                                                                     Page 3 of 8
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Liability and (b) a written undertaking to repay any advances if it is ultimately determined that he is not entitled to indemnification pursuant to this Agreement.

         5. LIMITATIONS. The foregoing indemnity and advancement of Expenses shall apply only to the extent that Indemnitee has not been indemnified and reimbursed pursuant to such insurance as the Corporation may maintain for Indemnitee's benefit or pursuant to the Articles of Incorporation or Bylaws of the Corporation; provided, however, that notwithstanding the availability of such other indemnification and reimbursement pursuant to such Corporation-maintained policies, Indemnitee may, with the Corporation's consent, claim indemnification and advancement of Expenses pursuant to this Agreement by assigning Indemnitee's claims under such insurance to the Corporation to the extent Indemnitee is paid by the Corporation.

         6. INSURANCE. The Corporation may, but is not obligated to, purchase and maintain insurance to protect itself and/or Indemnitee against Expenses and Liabilities in connection with Proceedings to the fullest extent permitted by applicable laws. The Corporation may, but is not obligated to, create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification or advancement of Expenses as provided in this Agreement.

         7.       PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

         (a) Whenever Indemnitee believes that he is entitled to indemnification pursuant to this Agreement, Indemnitee shall submit a written request for indemnification to the Corporation. Any request for indemnification shall include sufficient documentation or information reasonably available to Indemnitee to support his claim for indemnification. Indemnitee shall submit such claim for indemnification within a reasonable time not to exceed three years after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, final termination or other disposition or partial disposition of any Proceeding, whichever is the latest event for which Indemnitee requests indemnification. If a determination is required by the Corporation that Indemnitee is entitled to Indemnification, and the Corporation fails to respond within sixty (60) days of such request, the Corporation shall be deemed to have approved the request. Any indemnification or advance of expenses which is due and payable to Indemnitee shall be made promptly and in any event within thirty (30) days after the determination that Indemnitee is entitled to such amounts.

         (b) If such a determination is required, the Indemnitee shall be entitled to select the forum in which Indemnitee's request for indemnification will be heard, which selection shall be included in the written request for indemnification required in Section 7(a). The forum shall be any one of the following:

                  (i)      The stockholders of the Corporation; or

                  (ii) A majority vote of the Board of Directors consisting of Disinterested Directors (even though less than a quorum); provided, however, that if there


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                           are no Disinterested Directors, or if the
                           Disinterested Directors so direct, the determination shall be made by independent legal counsel in a written opinion.

         If Indemnitee fails to make such designation, his claim shall be determined by an appropriate court of the State of Georgia.

         8. FEES AND EXPENSES OF COUNSEL. The Corporation agrees to pay the reasonable fees and expenses of independent legal counsel should such counsel be retained to make a determination of Indemnitee's entitlement to indemnification pursuant to Section 7 of this Agreement.

         9.       REMEDIES OF INDEMNITEE.

         (a) In the event that (i) a determination pursuant to Section 7 hereof is made that Indemnitee is not entitled to indemnification, (ii) advances of Expenses are not made pursuant to this Agreement for any reason, (iii) payment has not been timely made following a determination of entitlement to indemnification pursuant to this Agreement, or (iv) Indemnitee otherwise seeks enforcement of this Agreement, Indemnitee shall be entitled to a final adjudication of his rights in an appropriate court. The Corporation shall not oppose Indemnitee's right to seek any such adjudication.

         (b) In the event that a determination that Indemnitee is not entitled to indemnification, in whole or in part, has been made pursuant to
Section 7 hereof, the decision in the judicial proceeding provided in paragraph
(a) of this Section 9 shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination that he is not entitled to indemnification.

         (c) If a determination that Indemnitee is entitled to indemnification has been made pursuant to Section 7 hereof or otherwise pursuant to the terms of this Agreement, the Corporation shall be bound by such determination in the absence of (i) misrepresentation of a material fact by Indemnitee or (ii) a specific finding (which has become final) by an appropriate court that all or any part of such indemnification is expressly prohibited by law.

         (d) In any court proceeding pursuant to this Section 9, the Corporation shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

         10. MODIFICATION, WAIVER, TERMINATION AND CANCELLATION. No supplement, modification, termination, cancellation or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.


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         11.      NOTICE BY INDEMNITEE AND DEFENSE OF CLAIM. Indemnitee shall promptly notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative, but the omission to so notify the Corporation will not relieve it from any liability which it may have to Indemnitee if such omission does not prejudice the Corporation's rights. If such omission does prejudice the Corporation's rights, the Corporation will be relieved from liability only to the extent of such prejudice. With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

         (a) The Corporation will be entitled to participate therein at its own expense; and

         (b) The Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that the Corporation shall not be entitled to assume the defense of any Proceeding if Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee with respect to such Proceeding. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless:

                  (i) The employment of counsel by Indemnitee has been authorized by the Corporation;

                  (ii) Indemnitee shall have reasonably concluded that counsel engaged by the Corporation may not adequately represent Indemnitee;

                  (iii) The Corporation shall not in fact have employed counsel to assume the defense in such Proceeding or shall not in fact have assumed such defense and be acting in connection therewith with reasonable diligence;

in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation.

         (c) The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent; provided, however, that Indemnitee will not unreasonably withhold his consent to any proposed settlement.

         12. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be sent by Federal Express or other overnight or same day courier service providing a return receipt (and shall be effective when received or when refused, as evidenced on the return receipt) to the following addresses:


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                To Corporation:         PRG-Schultz International, Inc.
                                        600 Galleria Parkway, Suite 100
                                        Atlanta, Georgia 30339
                                        Attention: General Counsel

                To Indemnitee:
                                        -------------------------------------

                                        -------------------------------------

                                        -------------------------------------

         13. NONEXCLUSIVITY. The rights of Indemnitee hereunder shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under the Georgia Business Corporation Code, the Corporation's Articles of Incorporation or By-Laws, or any agreements, vote of stockholders, resolution of the Board of Directors or otherwise. The provisions of this Agreement are hereby deemed to be a contract right between the Corporation and the Indemnitee and any repeal of the relevant provisions of the General Corporation law of the State of Georgia, or other applicable law, shall not affect this Agreement or its enforceability.

         14. BINDING EFFECT, DURATION AND SCOPE OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor, by purchase, merger, consolidation or otherwise, to all or substantially all of the business or assets of the Corporation), heirs and personal and legal representatives. This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as a director or as an officer.

         15. SEVERABILITY. If any provision or provisions of this Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

         (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and

         (b) to the fullest extent legally possible, the provisions of this Agreement shall be construed so as to give effect to the intent of any provision held invalid, illegal or unenforceable.

         16. GOVERNING LAW AND INTERPRETATION OF AGREEMENT. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, as applied to contracts between Georgia residents entered into and to be performed entirely within Georgia. If the laws of the State of Georgia are hereafter amended to permit the Corporation to provide broader indemnification rights than said laws permitted the Corporation to provide prior to such amendment, the rights of indemnification and advancement of expenses conferred by this Agreement shall automatically be broadened to the fullest extent permitted by the laws of the State of Georgia, as so amended.


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         17.      ENTIRE AGREEMENT. This Agreement represents the entire
agreement between the parties hereto, and there are no other agreements, contracts or understandings between the parties hereto with respect to the subject matter of this Agreement, except as specifically referred to herein or as provided in Section 13 hereof.

         18. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        PRG-SCHULTZ INTERNATIONAL, INC.


                                        By:
                                                --------------------------------


                                        INDEMNITEE:


                                                --------------------------------


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                                                           ANNEX TO EXHIBIT 10.4

EXECUTIVE OFFICER                            DATE OF AGREEMENT
-----------------                            -----------------
Benjamin, James L.                           September 3, 2003
Budge, Arthur N., Jr.                        January 24, 2002
Cole, David A.                               February 26, 2003
Cook, John M.                                January 26, 1996
Daniels, Gerald E.                           May 20, 2003
Ellis, Donald E. Jr.                         July 20, 1999
Goldfarb, Eric D.                            September 3, 2003
Golden, Jonathan                             January 26, 1996
Greimann, Garth H.                           January 26, 1996
Lind, N. Colin                               May 12, 2002
Lowrey, E. James                             January 26, 1996
Robertson, Thomas S.                         May 1999
Schultz, Howard                              January 24, 2002
Toma, John M.                                January 26, 1996
Ward, Jacquelyn M.                           May 1999
Woodward, Jimmy M.                           February 19, 2004


                            Annex A to Exhibit 10.4